Exhibit 1.02

NOKIA CONFLICT MINERALS REPORT FOR 2013

June 2, 2014

Introduction

This is the conflict minerals report for Nokia for calendar year 2013. Nokia undertook due diligence measures on the source and chain of custody of the necessary Conflict Minerals1 in products that we have a reason to believe may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) or are from recycled or scrap sources. In the design of our due diligence processes we have conformed to the internationally recognized due diligence framework provided by OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (OECD 2011) (the “OECD Due Diligence Guidance”). The details of this alignment of our conflict minerals due diligence process with the OECD Due Diligence Guidance are provided in Table 1 below:

Table 1. OECD Due Diligence Guidance & related Nokia Due Diligence actions

OECD Due Diligence Guidance	Nokia Due Diligence Action
STEP 1. Establish strong company management systems
Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. This policy should incorporate the standards against which due diligence is to be conducted, consistent with the standards set forth in the model supply chain policy in Annex II

Both Devices & Services and Networks have adopted policies which describe Nokia’s commitment to conflict-free sourcing and measures taken to reach that goal (referred to herein as the “Policies”). They also set out a commitment to identify, assess, mitigate, and respond to risks.

The Policies have been communicated to suppliers when first released in 2010 for Networks and 2011 for Devices & Services and thereafter in conjunction with the annual supply chain conflict minerals inquiry. The Policies are publicly available on our website:
http://i.nokia.com/blob/view/-/1961430/data/1/-/Nokia-Natural-Resources-policy-and-conflict-minerals-pdf.pdf and http://nsn.com/about-us/sustainability/our-approach/policies

1 Columbite-tantalite (coltan) (or its derivative tantalum), cassiterite (or its derivative tin), gold and wolframite (or its derivative tungsten).

Structure internal management systems to support supply chain due diligence.
In order to support and oversee the implementation of the Policies we have set up a cross-functional team that includes members with necessary competence from sourcing, operations, sustainability, legal, and reporting and government relations teams. Supply chain inquiry is carried out through the global network of sourcing managers and the results are periodically reviewed with Sourcing and Sustainability senior leadership.

Establish a system of controls and transparency over the mineral supply chain. This includes a chain of custody or a traceability system or the identification of upstream actors in the supply chain. This may be implemented through participation in industry-driven programs.

Nokia’s system of controls and transparency is a combination of internal activities, work with direct suppliers and reliance on joint industry programs such as the Conflict-Free Sourcing Initiative (the “CFSI”). As a CFSI member company Nokia is familiar with the rigor and development of the audit protocol that led to the CFSI Conflict-Free Smelter audit program in accordance with an internationally accepted standard: OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition. Furthermore, the mutual recognition between the CFSI Conflict-Free Smelter Program audit and the Responsible Jewellery Council’s Chain of Custody certification and London Bullion Market Association’s Responsible Gold Programme establish these programs as internationally accepted industry standards.

Nokia started by scoping its reasonable country of origin inquiry. As a standard practice Nokia collects material content information for all of our components, and Nokia made use of this data to identify where conflict minerals are used in our products. This analysis led us to determine the scoping of suppliers within the supply chain inquiry.

In order to identify the smelters and refiners in our supply chain and country of origin data Nokia has conducted a supply chain survey using the EICC-GeSI industry conflict minerals reporting template and reviewed gathered information against that provided by CFSI and its Conflict Free Smelter Program (“CFSP”). The data provided is stored systematically in electronic format.

CFSI publishes a conflict-free smelter list, which is composed of mineral processing facilities that have been reviewed by an independent third-party audit to assess whether the facility employs policies, practices, and procedures to provide assurance that the material sourced is DRC conflict-free. CFSI also provides country of origin data for members, which due to confidential business information concerns has been aggregated (which conforms to the OECD Guidance specified in Step 5). This is reasonable because the country of the material’s origin is thoroughly examined in the audit process, even if the origin’s more specific location is not published. Therefore, reliance on the aggregated country list constitutes a reasonable inquiry into the material’s country of origin.

Strengthen company engagement with suppliers. A conflict minerals policy should be incorporated into contracts and/or agreements with suppliers. Where possible, assist suppliers in building capacities with a view to improving due diligence performance.

Nokia’s approach is to establish long-term relationships with suppliers, seek sustainable solutions, and work with suppliers to drive improvements. Nokia has incorporated the principles outlined in the conflict minerals Policies into supplier requirements. These requirements are an appendix to standard supplier agreements. Nokia reserves the right to assess its suppliers against its Supplier Requirements

Nokia has provided support for suppliers in the form of feedback on their conflict minerals reporting and corrective action plans are agreed as necessary. Nokia also encourages suppliers to participate and support multistakeholder forums and conflict-free sourcing initiatives. As appropriate, we have also conducted dedicated information sharing sessions with selected suppliers to further explain our conflict minerals requirements.

Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk-awareness system.
Concerns and violations of the Policies can be reported to Nokia through our official grievance channel Nokia Business Ethics Helpline available through http://company.nokia.com

On the Networks side concerns can also be reported through the following website: http://www.nsn.com/hotline.

Suppliers and other external parties are encouraged to contact their regular sourcing channel if they wish to seek guidance on the application of the Policy approach, or if they wish to report suspected abuse. They, and other external stakeholders, may also report problems or concerns to the above channel.

STEP 2. Identify and assess risk in the supply chain
Identify and assess risks in their supply chain as recommended in the Supplements.
As a downstream company Nokia is many supply chain tiers away from mining activities and has no direct business relationship with mining activities or metal processing facilities. Therefore in order to conduct its reasonable country of origin inquiry, Nokia used a combination of actions individually with direct suppliers, and with industry peers and other stakeholders.

With direct suppliers the primary means for conducting the reasonable country of origin inquiry was through a supply chain survey using the standard industry conflict minerals reporting template (provided by EICC-GeSI), with the aim of assessing the direct suppliers’ due diligence activities and identifying processing facilities and countries of mineral origin. Nokia assessed risks by reviewing supplier templates to understand their due diligence activities and identified processing facilities and countries of origin, and whether the minerals originate from recycled or scrap sources. Nokia provided feedback on supplier templates and corrective actions were agreed on if necessary.

Nokia continued the risk assessment by comparing smelter data provided by suppliers to information provided by the CFSP in order to verify whether the smelters and refiners have been validated as conflict-free or not and to identify the countries of origin of the minerals.

STEP 3. Design and implement a strategy to respond to identified risks
Report findings of the supply chain risk assessment to the designated senior management of the company
In accordance with the process the results of the annual supply chain inquiry and risks identified throughout the year are reported to Vice President, Sourcing and Head of Sustainability for the Devices & Services business and Vice President Procurement and Head of Corporate Responsibility for Networks.

Devise and adopt a risk management plan
To minimize the risk of tin, tantalum, tungsten or gold present in our products contributing to conflict in the Covered Countries we seek to conduct a reasonable country of origin inquiry on a regular basis, check and increase validated smelters and refiners status in our supply chain and follow other external reports.

As part of risk mitigation with our direct suppliers we provide them feedback on the quality of their conflict-free due diligence information and ask clarifying questions and demand corrective actions where necessary. We have set up info calls with selected suppliers to build capacity, and we encourage our suppliers to participate in industry activities in order to learn and contribute.

When suppliers have identified in their conflict minerals survey that some of the minerals originate from the Covered Countries we have performed additional due diligence to find out as much as reasonably possible about the origins of the metals. This involves asking suppliers to identify the smelter or refiner that processed the material and checking whether it has been validated as conflict-free.

As part of risk mitigation we aim to increase the portion of validated conflict-free smelters and refiners in our chain with the aim of ultimately sourcing only from validated processing facilities.

Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management. This may be done in cooperation and/or consultation with local and central government authorities, upstream companies, international or civil society organisations and affected third-parties where the risk management plan is implemented and monitored in conflict-affected and high-risk areas.

Risk management plans, monitoring and performance tracking is done in close collaboration with sourcing and followed up by the cross-functional conflict minerals working group that oversees the implementation of the Policies. The results are reported to sourcing category leaders and also back to Vice President, Sourcing and Head of Sustainability for the Devices & Services business and Vice President Procurement and Head of Corporate Responsibility for Networks as necessary.

In case risk incidents involve direct suppliers the practical risk management plans, monitoring and performance tracking is done through the sourcing managers’ network. In cases where risk incidents do not result in corrective actions taken to our satisfaction it can ultimately result in termination of the business relationship.

In cases where regular annual supply chain inquiry indicates that a given supplier is getting materials from the Covered Countries there are additional risk management activities and follow-up of the status periodically.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.	As necessary through the same steps as above.
STEP 4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
Companies at identified points (as indicated in the Supplements) in the supply chain should have their due diligence practices audited by independent third parties. Such audits may be verified by an independent institutionalised mechanism.

As the origin of Conflict Minerals cannot be determined after the ores have been smelted, smelters and refiners are in the best position to determine the country of origin. Thus the most important point in the supply chain for a downstream company to have third party conflict-free validated is the smelter or the refiner level. For that purpose we make use of the cross-industry conflict-free smelter listing of the CFSP. The CFSP has agreed on mutual cross-recognition of gold refiner audits with London Bullion Market Association (“LBMA”) and Responsible Jewellery Council (“RJC”), and therefore those refineries are also considered to be conflict-free. Refineries validated by LBMA and RJC are reflected in the CFSI list of validated smelters and refiners.

http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/

We compare the aggregated smelter and refiner list of our supply chain against the validated smelter and refiner lists provided by the CFSP. We also take steps to encourage the non-validated smelters to enter into the program and start the process of validation.

STEP 5. Report on supply chain due diligence
Companies should publicly report on their supply chain due diligence policies and practices and may do so by expanding the scope of their sustainability, corporate social responsibility or annual reports to cover additional information on mineral supply chain due diligence.
Nokia reports publicly on its due diligence policies and practices in the Form SD filed with the US Securities and Exchange Commission, its annual Sustainability Report, and company website.

As a downstream company, our due diligence measures can provide only reasonable, not absolute assurance regarding the source and chain of custody of the Conflict Minerals. Our due diligence process is based on the necessity of seeking data from our direct suppliers and the direct suppliers seeking data within their supply chain to identify the original sources of the Conflict Minerals. We also rely to a large extent on information provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to misstatements.

RESULTS OF THE DEVICES & SERVICES SUPPLY CHAIN INQUIRY FOR 2013

In order to conduct reasonable country of origin inquiry for the Devices & Services business Nokia started with determining the suppliers to be in scope for the supply chain inquiry. To do so we made use of the material content information gathered for all products, which enabled us to determine where the four metals in question (tin, tungsten, gold and tantalum) are present. This analysis led us to conclude that there are small quantities of these metals present in practically all parts and components used to manufacture mobile devices and accessories, and therefore the scope of the inquiry was set at all active components and parts suppliers that delivered for products during 2013. Suppliers, whose products do not contain these four metals, are under phase-out or with temporary status in supplier portfolio delivering to prototypes and other short-term projects were out of scope. The inquiry response rate of the suppliers in scope was 96%.

Based on our due diligence efforts we found that:

•	92% of direct suppliers have adopted a conflict minerals policy (out of the responses received).

•	41% of smelters have been validated by CFSP or mutually recognized programs (out of known smelters): gold 44%, tantalum 91%, tin 28% and tungsten 5%.

•	58% of smelters either validated or active in the validation process: gold 46%, tantalum 96%, tin 57% and tungsten 75%.

In support of supply chain transparency we disclose in the tables below: the processing facilities we have identified through our due diligence process as having processed conflict minerals contained in the products manufactured by the Devices & Services business and in products for which the Devices & Services business has contracted with third parties to manufacture. The processing facilities (including smelters and refiners) are listed on an aggregated basis per metal and classified within three categories – “validated”, “active”, and “no public participation in validation program”.

Conflict-Free Smelter Program (CFSP) Compliant Processing Facilities
The smelters and refiners identified as part of our reasonable country of origin inquiry and validated as compliant according to CFSP protocol:

Metal	Company	Smelter Location
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	AUSTRIA, GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	PAMP SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals	JAPAN, UNITED STATES
Tantalum	H.C. Starck Group	GERMANY, JAPAN, THAILAND, UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Kemet Blue Powder	MEXICO, UNITED STATES
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

CFSP Participating Processing Facilities

Smelters and refiners identified as part of our reasonable country of origin inquiry and that have agreed to participate in the CFSP audit:

Metal	Company	Smelter Location
Gold	Boliden AB	SWEDEN
Gold	Cendres + Métaux SA	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	CHINA, GERMANY, VIETNAM
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Kennametal Inc	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C) Co., Ltd.	CHINA

Processing facilities with no public participation in validation program
Together with our suppliers and industry cooperation we will continue requesting participation in CFSP or an equivalent program:

Metal	Company	Smelter Location
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Caridad	MEXICO
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Metallo Chimique	BELGIUM
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O. M. Manufacturing Philippines, Inc. (OMMPI)	PHILIPPINES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

We have identified an additional 28 facilities which we were not able to confirm as smelters or refiners.

•
In order to identify countries of origin, Nokia made use of Conflict Minerals templates provided by suppliers and aggregated country of origin information of processing facilities provided by CFSI to its members. Based on these, the countries of origin of the Conflict Minerals in the Devices & Services supply chain may include:

Angola; Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Canada; Central African Republic; Chile; China; Colombia; DRC; Republic of Congo; Ivory Coast; Czech Republic; Djibouti; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hong Kong; India; Indonesia; Ireland; Israel; Italy; Japan; Kazakhstan; Kenya; South Korea; Laos People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; United Republic of Tanzania; Thailand; Uganda; United Kingdom; United States; Uzbekistan; Vietnam; Zambia; Zimbabwe.

Nokia supports seeking a sustainable solution to the issue of conflict minerals and aims to ensure responsible and conflict-free sourcing and thus supporting legitimate trade and positive development in the DRC and adjoining countries. Therefore the Devices & Services business has not sent a signal in the supply chain for suppliers to avoid the Covered Countries altogether, but instead to stay engaged and strive for conflict-free responsible sourcing from the region. In the reasonable country of origin inquiry there was a small amount of cases where suppliers indicated mineral sources potentially to be located in the Covered Countries. When investigating the cases further most of them were found to be processed at validated conflict-free processing facilities. At the time of the filing there remains only one unclear case for which the due diligence efforts will continue into 2014 until resolution is complete. During our due diligence efforts we also concluded that at least 14% of the conflict-free validated smelters listed above source from the Covered Countries, which is a positive development for the countries where livelihoods depend on responsible mining.

In support of traceable conflict-free trade from the Democratic Republic of the Congo, Nokia also participates in voluntary in-region sourcing programmes. The Devices & Services business has agreed that validated conflict-free minerals from these initiatives can be incorporated into the components used to build Nokia mobile devices. There are two such initiatives: Conflict Free Tin Initiative and Solutions for Hope for tantalum. These mineral flows go through conflict-free validated smelters and the mine locations are known. Conflict Free Tin Initiative details of the mineral flow can be found here http://solutions-network.org/site-cfti/status/ and for Solutions for Hope http://solutions-network.org/site-sfhtantalum/factsheet/

RESULTS OF THE NETWORKS SUPPLY CHAIN INQUIRY FOR 2013

In order to conduct the reasonable country of origin inquiry for the Networks business Nokia started by determining the suppliers to be in scope for the supply chain inquiry. To do so we made use of the material content information gathered for all products, which enabled us to determine where the four metals in question (tin, tungsten, gold and tantalum) are present. This analysis led us to conclude that small quantities of these metals are present in practically all parts and components used to manufacture our products and therefore the scope of the inquiry was set at all active components and parts suppliers that delivered for products manufactured during 2013. However, suppliers being phased-out and products sourced from third parties and subsequently resold by the Networks business without influence over the manufacturing or design of such products were not in scope. Further, Nokia applied in the Networks business certain threshold levels of the respective supplier spend to exclude certain insignificant suppliers from the scope.

The number of suppliers in the scope defined above was 282 and the inquiry response rate was 93%.

Based on our due diligence efforts we found that:

•	88% of suppliers have adopted a conflict minerals policy (out of the responses received).

•	40% of smelters have been validated by CFSP or mutually recognized programs (out of known smelters): gold 41%, tantalum 88%, tin 28% and tungsten 5%.

•	55% of smelters are validated or active in the validation process (out of known smelters): gold 43%, tantalum 92%, tin 39% and tungsten 76%.

In support of supply chain transparency we disclose in the tables below: the processing facilities we have identified through our due diligence process as having processed conflict minerals contained in the products manufactured by the Networks business and in products for which the Networks business has contracted with third parties to manufacture. The processing facilities (including smelters and refiners) are listed on an aggregated basis per metal and classified within three categories – “validated”, “active”, and “no public participation in validation program”.

Conflict-Free Smelter Program (CFSP) Compliant Processing Facilities
The smelters and refiners identified as part of our reasonable country of origin inquiry and validated as compliant according to CFSP protocol:

Metal	Company	Smelter Location
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	PAMP SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck Group	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd. (MP12)	INDIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

CFSP Participating Processing Facilities

Smelters and refiners identified as part of our reasonable country of origin inquiry and that have agreed to participate in the CFSP audit:

Metal	Company	Smelter Location
Gold	Boliden AB	SWEDEN
Gold	Cendres + Métaux SA	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV United Smelting	INDONESIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Group	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Processing facilities with no public participation in validation program

Together with our suppliers and industry cooperation we will continue requesting participation in CFSP or an equivalent program:

Metal	Company	Smelter Location
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Metallo Chimique	BELGIUM
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

We have identified additional 48 facilities that we were not able to confirm as smelters or refiners, and will be reaching out to these facilities in 2014 to perform additional due diligence.

•
In order to identify countries of origin, Nokia made use of Conflict Minerals templates provided by suppliers and aggregated country of origin information of smelters provided by CFSI to its members. Based on these the countries of origin of the Conflict Minerals in the Networks supply chain may include:

Angola; Argentina; Australia; Austria; Belgium; Bermuda; Bolivia; Brazil; Burundi; Canada; Central African Republic; Chile; China; Colombia; DRC; Republic of Congo; Ivory Coast; Czech Republic; Djibouti; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hong Kong; India; Indonesia; Ireland; Israel;  Japan; Kazakhstan; Kenya; South Korea; Laos People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; United Republic of Tanzania; Thailand; Uganda; United Kingdom; United States; Uzbekistan; Vietnam; Zambia; Zimbabwe.

Nokia supports seeking a sustainable solution to the issue of conflict minerals and aims to ensure responsible and conflict-free sourcing, thus supporting legitimate trade and positive development in the DRC and adjoining countries. Of the Networks suppliers, 31 had reported one or more of the Covered Countries as the location of the mine of origin. Altogether eleven of the total of 193 smelters in the consolidated smelter list had mineral sourcing from the Covered Countries. As part of our due diligence, we have followed up with all such suppliers in order to verify whether the smelters that sourced conflict minerals from Covered Countries are Compliant Smelters as per CFSP. Ten of the eleven smelters were found to be compliant and one going through the audit process of the CFSP. During our due diligence efforts we also concluded that 13 % of the conflict-free validated smelters listed above source from the Covered Countries, which is a positive development for the countries whose livelihood depends on these efforts continuing.

In order to mitigate the risk that the conflict minerals contained in, and necessary to the functionality or production of, Nokia’s products benefit armed groups, and to improve our conflict minerals due diligence efforts further in the coming year, we plan to concentrate on the following activities:

•	further improving the quality and completeness of the conflict minerals due diligence data provided by our suppliers;

•	engaging in further awareness raising and due diligence capability building efforts jointly in collaboration with relevant stakeholder forums and/or independently with our suppliers;

•	actively engaging with our supply chain to get more smelters validated as conflict-free through the third-party validation mechanisms available; and

•	when there is sufficient availability of validated smelters, requesting suppliers to source only from validated smelters.

We are also assessing how to further validate the due diligence efforts of our suppliers as part of the Networks business overall supplier assessments.